UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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INTUITIVE MACHINES, INC.
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INTUITIVE MACHINES

INTUITIVE MACHINES
Columbia

2024 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2024

9:00 AM CENTRAL DAYLIGHT TIME
VIRTUAL MEETING

Photo taken by Odysseus, the IM -1 Nova C Lander, as it approached landing on the moon on Feb, 21, 2024

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	2

13467 Columbia Shuttle Street
Houston, Texas 77059

April 23, 2024
Dear Fellow Stockholders:

You are cordially invited to attend our 2024 Annual Meeting of Intuitive Machines, Inc. ("Intuitive Machines") Stockholders on Thursday, June 6, 2024 at 9:00 a.m. (Central Time). This will be a virtual meeting, meaning that attendance will solely be by means of remote communication via a live webcast on the internet at www.virtualshareholdermeeting.com/LUNR2024. There will be no physical location at which stockholders may attend the meeting. We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 8:45 a.m. (Central Time) on the date of the Annual Meeting.
All Intuitive Machines stockholders of record at the close of business on April 12, 2024 will be able to vote and participate in the Annual Meeting by remote communication. Any person who was not a stockholder as of the record date may attend the Annual Meeting as an observer but will not be able to vote or ask questions. We encourage you to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.
You may cast your vote at www.proxyvote.com. Have the 16-digit "Control Number" available and then follow the instructions. The Control Number is a 16-digit number that you can find in the Notice of Internet Availability (if you received the proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail) or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker or other nominee.
Along with the other members of your Board of Directors, we look forward to you joining us virtually at this year's Annual Meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of Intuitive Machines.
Sincerely,

Dr. Kamal Ghaffarian	Stephen Altemus
Chairman of the Board of Directors	Chief Executive Officer, President, and Director

INTUITIVE MACHINES, INC.
13467 Columbia Shuttle Street
Houston, Texas 77059

Notice of the 2024 Meeting of Stockholders

Thursday, June 6, 2024
9:00 a.m. Central Time
www.virtualshareholdermeeting.com/LUNR2024
The principal business of the Annual Meeting will be to:
1.Elect two Class I directors to serve for a term of three years or until their respective successors are duly elected and qualified.
Your Board recommends a vote FOR the election of each director nominee.
2.Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Your Board recommends a vote FOR Proposal 2.
Other Business: Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

You can vote electronically during the Annual Meeting by proxy if you were a stockholder of record at the close of business on April 12, 2024. To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/LUNR2024 . Stockholders or their legal proxies must enter the control number found on their proxy card. You can find instructions for voting online during the virtual Annual Meeting on page 26 of the accompanying Proxy Statement.
On or about April 23, 2024, we expect to mail the Notice of Internet Availability of Proxy Materials for the Annual Meeting. We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the Internet, telephone or mail.
All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.
By Order of the Board of Directors,
Anna Jones
General Counsel and Corporate Secretary
Houston, Texas
April 23, 2024

INTUITIVE MACHINES, INC.
Proxy Statement

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Voting Matters and Board Recommendations

Proposal	The Board’s Recommendations	Page
1.Elect two Class I directors to serve for a term of three years or until their respective successors are duly elected and qualified	FOR each Director Nominee	7
2.Ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR	27
Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.		33
How to Vote
Internet
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/LUNR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Telephone
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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Proposal No. 1: Election of Directors
Our business and affairs are managed under the direction of our Board. Our Board is chaired by Dr. Kamal Ghaffarian and includes Stephen Altemus, Michael Blitzer, William J. Liquori, Robert L. Masson and Nicole Seligman as members.

The Board recommends a vote FOR each of William J. Liquori and Robert L. Masson, the Class I director nominees.

Classified Board of Directors
Pursuant to our Certificate of Incorporation, our directors are divided into three classes, with each class serving staggered three-year terms. Our Board currently consists of six directors who are divided among the three classes as disclosed in the table below.

					Committee Memberships
	Name	Independent	Age	Director Since	AC	CC	NGC	CFC
Class I	William J. Liquori Director	Yes	55	Feb 2023	ò		ò	òm
	Robert L. Masson Director	Yes	55	Feb 2023	òm	ò		ò
Class II	Michael Blitzer Director	Yes	46	Feb 2023	ò	òm	ò	ò
	Nicole Seligman Director	Yes	67	Jun 2023			òm	ò
Class III	Stephen Altemus Chief Executive Officer and President and Director	No	60	Feb 2023
	Dr. Kamal Ghaffarian Chairman of the Board of Directors	No	65	Feb 2023
Key to Committees:

AC	Audit Committee	CC	Compensation Committee	NGC	Nominating and Corporate Governance Committee	CFC	Conflicts Committee
m	Chair of Committee
Directors and Nominees
The following is a brief biographical summary of the experience of our director nominees.
Current Class I Directors Standing for Re-election at the Meeting

William J. Liquori

Lieutenant General Liquori has served as a member of our Board since February 2023. Lieutenant General Liquori retired as a Lieutenant General from the United States Space Force in 2022, after over thirty years of distinguished service in both the U.S. Air Force and Space Force. Lieutenant General Liquori served as the Space Force’s first Chief Strategy and Resourcing Officer. Lieutenant General Liquori also led the development of the Space Force international engagement strategy; served as the lead policy interface to the Office of the Secretary of Defense, National Security Council and the National Space Council.

Lieutenant General Liquori entered the Air Force as a distinguished graduate of the Air Force ROTC program at Boston University. His career included numerous positions in Air Force Space Command, the National Reconnaissance Office, the Air Force Secretariat, U.S. European Command, the Office of the Secretary of Defense, and the White House as Director for Space Policy on the National Security Council staff. During his time at the White House, Liquori served two Presidents of the United States, was the lead author for the 2018 National Space Strategy, served as the primary NSC interface to the National

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Space Council, co-led the 2018 U.S.-Japan Comprehensive Dialogue on Space, and supported the early policy work leading to the establishment of the United States Space Force. He has commanded a space operations squadron and the 50th Space Wing.

Lieutenant General Liquori graduated from Boston University in 1991 with a Bachelor of Arts in Computer Science. In 1996, Lieutenant General Liquori earned a Master’s Degrees from Webster University in Computer Resources and Information Management. From 2004-2005, Lieutenant General Liquori proceeded to Air University where he received Master’s Degrees in Airpower Art & Science and Air & Space Power Strategy. Then, in 2009, Lieutenant General Liquori attended the Marine Corps University where he received a Master’s degree in Strategic Studies. Lieutenant General Liquori is well qualified to serve on our Board due to his profound knowledge of the field and extensive leadership expertise.

Robert L. Masson

Mr. Masson has served as a member of our Board since February 2023. Mr. Masson is the Chief Financial Officer of Noble Supply and Logistics, LLC (“Noble”) and is leading the financial efforts to streamline financial operations and maximize growth opportunities. His areas of responsibility include financial planning and analysis, accounting, treasury, tax, and investor relations.

Mr. Masson is a skilled finance executive with nearly 20 years of experience in the aerospace, defense, and industrial sectors. Before joining Noble, Mr. Masson served as Chief Financial Officer of Latham Group, Inc. where he was responsible for planning, implementing, managing, and controlling all financial-related activities for the company. Mr. Masson served as Executive Vice President and Chief Financial Officer of Hypertherm, Inc., where he oversaw the company’s global financial, information technology, and legal operations. From 2016-2018, Mr. Masson was Vice President of Finance at Flowserve, where he led the company’s operational finance, operational accounting, and corporate financial planning and analysis teams. From 2003-2016, he served in various finance leadership roles at Raytheon Technologies, including Chief Financial Officer roles for several of the company’s business units.

Mr. Masson began his career as a Lieutenant and Naval Aviator for the United States Navy, where he worked from 1992-2001. Mr. Masson holds a Bachelor of Science degree in Economics from the United States Naval Academy and a Master of Business Administration from Harvard Business School. Mr. Masson currently serves as a director for Tech-Etch, Inc. where he is Chair of the Audit Committee. Mr. Masson is well qualified to serve on our Board because of his numerous years of experience in finance and the aerospace industry and his knowledge as a director.

Continuing Directors Not Standing for Re-election at the Meeting

Dr. Kamal Ghaffarian

Dr. Ghaffarian has served as the Chairman of our Board since February 2023. Throughout his 35-plus year career, Dr. Ghaffarian has created multiple successful companies and has extensive experience working at the intersection of government contracting and technological innovation.
Dr. Ghaffarian started his entrepreneurial career in 1994 by founding Stinger Ghaffarian Technologies, Inc., a government services company focusing on IT, engineering, and science applications. Dr. Ghaffarian has also held numerous technical and management positions at Lockheed Martin, Ford Aerospace and Loral. Dr. Ghaffarian has obtained two Bachelor of Science degrees, including a B.S. in Computer Science in Engineering and a B.S. in Electronics Engineering, an M.S. in Science in Information Management, a Ph.D. in Management Information System and a Ph.D. in Technology.
Dr. Ghaffarian, our co-founder and Chairman of our Board, is the co-founder and chairman of a number of companies including IBX, Axiom Space, X Energy, Quantum Space and PTX. Dr. Ghaffarian is well qualified to serve on our Board due to his role as our Chairman, his extensive experience in the field and deep understanding of company leadership.

Stephen Altemus

Mr. Altemus has served as our Chief Executive Officer and President and a member of our Board since February 2023 and has served as the Chief Executive Officer of Intuitive Machines, LLC since 2012. Mr. Altemus is also one of our co-founders. Prior to founding Intuitive Machines, in December 2012, Mr. Altemus was appointed to serve as the Deputy Director of NASA’s Johnson Space Center (“JSC”), a position he held until June 2013. Formerly Director of Engineering from July 2006 to December 2012, Mr. Altemus served as the leader and steward of JSC’s engineering capabilities in support of NASA’s

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human spaceflight programs, projects, and technology activities. Mr. Altemus is also a director of Intuitive Aviation, a subsidiary of Intuitive Machines.
Mr. Altemus received a B.S. in Aeronautical Engineering from Embry Riddle Aeronautical University where he now serves as a member on the Engineering Advisory Board, and an M.S. in Engineering Management from the University of Central Florida. He joined NASA’s Kennedy Space Center and the Space Shuttle Program in 1989 where he held progressively more responsible positions working in Space Shuttle operations, launch, and landing activities. He served as the Columbia Reconstruction Director after the loss of the Space Shuttle Columbia on February 1, 2003. In January 2005, he joined JSC serving as the Deputy Director of Engineering and was subsequently selected as Director in July 2006. Mr. Altemus is well qualified to serve on our Board due to his role as our Chief Executive Officer, his depth of knowledge of us and our operations, his acute business judgment and extensive familiarity with the business in which we compete.

Michael Blitzer

Mr. Blitzer has served as a member of our Board since February 2023. Mr. Blitzer had served as the co-Chief Executive Officer of IPAX since February 2021 and a director of IPAX since January 2021 until the closing of the business combination with the Company on February 13, 2023. Mr. Blitzer is the founder and co-Chief Information Officer of Kingstown Capital Management, which he founded in 2006 and grew to a multi-billion asset manager with some of the world’s largest endowments and foundations as clients. At Kingstown, Mr. Blitzer oversaw and participated in nearly all of the firm’s investment decisions including countless public and private investments in the consumer and technology industries. Mr. Blitzer brings an in-depth understanding of public markets and has invested in a variety of corporate transactions such as spin-offs, rights offerings, public offerings, privatizations and mergers & acquisitions. He was also a public company director of Signature Group Holdings after its exit from bankruptcy in 2011, where he also sat on the audit committee, and was on the board of directors of the European mutual fund TREND AD.

Mr. Blitzer began his Wall Street career at J.P. Morgan Securities in 1999 advising companies globally in private debt and equity capital raises followed by work at the investment fund, Gotham Asset Management. Mr. Blitzer taught courses in Investing at Columbia Business School for five years in the 2010s. He holds an MBA from Columbia Business School and a BS from Cornell University where he received the Cornell Tradition Fellowship. Mr. Blitzer currently sits on the Executive Advisory Board of the Heilbrunn Center for Graham & Dodd Investing at Columbia Business School and is a trustee of Greens Farms Academy in Westport, CT where he is also Treasurer and Chair of the Investment Committee. Mr. Blitzer is well qualified to serve on our Board due to his role as IPAX.’s co-Chief Executive Officer and his experience with public companies.

Nicole Seligman

Ms. Seligman has served as a member of our Board since June 2023. Ms. Seligman was the President of Sony Entertainment, Inc., a multinational entertainment company, from 2014 to 2016 and of Sony Corporation of America from 2012 to 2016. From 2005 through 2014, she served as the Executive Vice President and global General Counsel of Sony Corporation. She joined Sony in 2001 as Executive Vice President and General Counsel of Sony Corporation of America. Prior to joining Sony, she was a partner in the litigation practice at Williams & Connolly LLP where she worked on a broad range of complex civil and criminal matters and counseled a broad range of clients, including President William Jefferson Clinton and Hillary Clinton. Ms. Seligman served as law clerk to Justice Thurgood Marshall on the Supreme Court of the United States from 1984 to 1985 and as law clerk to Judge Harry T. Edwards at the U.S. Court of Appeals for the District of Columbia Circuit from 1983 to 1984. Ms. Seligman currently serves on the board of Meira GTx Holdings plc and Paramount Global (formerly known as ViacomCBS, Inc.). She previously served on the boards of directors of Viacom Inc. through December 2019, when it merged with CBS Corp., WPP plc, where she was the Senior Independent Director, Far Point Acquisition Corporation and Far Peak Acquisition Corporation. Ms. Seligman received her B.A., magna cum laude, from Harvard College (Radcliffe) and her J.D., magna cum laude, from Harvard Law School, where she was a winner of the Sears Prize. Ms. Seligman serves as Co-Chair of the Schwartzman Animal Medical Center in New Your City and as the Chair of the Doe Fund, a New York non-profit offering transactional services for the homeless and formerly incarcerated. Ms. Seligman is well qualified to serve on our Board because of her senior leadership roles in global public companies, extensive business and corporate governance experience accompanied by exceptional achievements in the legal profession.

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Corporate Governance
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Corporate Governance Committee and our Board. Our Corporate Governance Guidelines is available on our website at https://investors.intuitivemachines.com/ under the "Corporate Governance" section.
Board Diversity
The following diversity statistics are reported in the standardized disclosure matrix that was proposed by Nasdaq and approved by the SEC in August 2021. The information included in the standardized disclosure matrix represents the composition of the Board as of February 2024.

Board Diversity Matrix (as of February 7, 2024)
Total Number of Directors:	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	1
Director Qualifications
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, nominate candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Board believes that the Board membership should reflect a diversity of experience, qualifications, skills, gender, race and age in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Additional Selection Criteria
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•the candidate’s experience as a board member of another publicly held company;

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Corporate Governance
•the candidate’s professional and academic experience relevant to the Company’s industry, operations, and target markets;
•the candidate's ability to exercise mature business judgment, including, but not limited to, the ability to make independent analytical inquiries;
•the strength of the candidate’s leadership skills;
•the candidate’s experience in finance and accounting and/or executive compensation practices;
•whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•the candidate’s diversity of background and perspective, including, but not limited to, with respect to age, gender, race and geographic background as well as diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee for consideration.

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Corporate Governance
ABOUT INTUITIVE MACHINES

Company Overview
Intuitive Machines, Inc. ("IM," the "Company") is a space infrastructure and services company founded in 2013 that is contributing to the establishment of lunar infrastructure and commerce on the Moon. Our core technologies underpin our capabilities in four business units: Lunar Access Services, Orbital Services, Lunar Data Services and Space Products and Infrastructure. We are focused on establishing the lunar infrastructure and basis for commerce to inform and sustain human presence off Earth.
On February 22, 2024, Intuitive Machines’ Nova-C lander became the first U.S. vehicle to softly land on the lunar surface since 1972 and landed further south than any vehicle in the world has ever soft-landed on the Moon. Our Nova-C lander on the IM-1 mission carried approximately 100 kilograms of payloads and shuttled numerous experiments and technology demonstrations at the lunar surface near the south pole. Our goal is to follow the successful IM-1 mission with IM-2, which will continue to execute experiments and technology demonstrations at the Shackleton Connecting Ridge at the lunar south pole, and IM-3, our third CLPS award, which will land at Reiner Gamma. These missions are in partnership with NASA and commercial players. Intuitive Machines offers its customers the flexibility needed to pioneer a thriving, diverse lunar economy and to enable a permanent presence on the Moon.
Human Capital
We value technical expertise, original thinking, adaptability, and a willingness to collaborate with our excellent team. While our original workforce is rooted in aerospace, we welcome new perspectives and technology expertise as we grow. Intuitive Machines’ People Strategy strives to keep pace with our organization’s pioneering spirit, and specialized technologies, products and talent. Execution belongs to all of leadership, as we shape IM for future growth while retaining our culture. Our People Strategy is supported by competitive compensation and benefits, and we have recently revamped our total rewards programs. We further focus efforts on championing inclusion and diversity, so that all IM employees can bring their authentic selves to work. In addition, we are proud supporters of our veterans and active-duty employees.
Governance
Our business and affairs are managed under the direction of our Board. Our Board is chaired by Dr. Kamal Ghaffarian and includes Stephen Altemus, Michael Blitzer, William J. Liquori, Robert L. Masson and Nicole Seligman as members. The Board has determined that Michael Blitzer, William J. Liquori, Robert L. Masson and Nicole Seligman qualify as independent in accordance with applicable Nasdaq rules.
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of its business and structure, our Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence
Under our Corporate Governance Guidelines and the Nasdaq rules, a director will not be independent unless our Board affirmatively determines that s/he does not have a direct or indirect material relationship with the Company or any of its subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

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Corporate Governance
Our Board undertook a review of its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Michael Blitzer, William J. Liquori, Robert L. Masson and Nicole Seligman do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making these determinations, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock.
There are no family relationships between the Board and any of our executive officers.
Board Leadership Structure
We believe that all members of our Board should have a voice in the affairs and the management of Intuitive Machines. The Board believes that our stockholders are best served at this time by having Dr. Ghaffarian as our Chairman. Dr. Ghaffarian has served as Chairman of our Board since the closing of the Business Combination in February 2023, and previously served as the Chairman of Intuitive Machines, LLC. Dr. Ghaffarian brings considerable skills and experience, as described above, to the role.
Role of Board in Risk Oversight
The Board and Board committees have active and extensive involvement in the oversight of risk management related to Intuitive Machines. The Board regularly reviews information regarding the Company’s strategic, operational, financial and compliance and regulatory risk and risk management, as well as the Company’s cybersecurity risks. The Audit Committee is responsible for overseeing the Company’s policies with respect to risk assessment and risk management, including the framework by which the Company’s exposure to risk is handled, in accordance with those policies. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Company’s Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and environmental and social matters and compliance and regulatory. The Conflict Committee manages risk associated with conflicts of interest and anti-trust concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
Controlled Company Exemption
Our Founders Dr. Kamal Ghaffarian, Stephen Altemus and Dr. Timothy Crain and their permitted transferees (collectively, the “Founders”) own more than 50% of the combined voting power for the election of directors to our Board. Additionally, Dr. Kamal Ghaffarian owns more than 50% of the combined voting power for the election of directors to our Board and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq rules. As such, we qualify for exemptions from certain corporate governance requirements, including that a majority of our Board consist of “independent directors,” as defined under the Nasdaq rules. In addition, we are not required to have a Nominating and Corporate Governance Committee or Compensation Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the Nominating and Corporate Governance and Compensation committees.
If at any time we cease to be a “controlled company” under the Nasdaq rules, our Board intends to take any action that may be necessary to comply with the Nasdaq rules, subject to a permitted “phase-in” period.
Board Meetings and Committees
Our Board of Directors met 9 times during 2023. Our Board has an Audit Committee, which met 3 times in 2023, a Compensation Committee which met 2 times in 2023, a Nominating and Corporate Governance Committee, which met 2 times in 2023 and a Conflicts Committee, which met 4 times in 2023. Each independent director attended at least 75% of the meetings of the Board and the committees on which he serves which met each of which has the composition as described above. Our Chairman attended over 65% of the meetings of the Board. The Members serve on these committees for such term or terms as our Board may determine or until their earlier resignations or death. Each committee is governed by a

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Corporate Governance
written charter. Each committee charter is posted on our website at https://investors.intuitivemachines.com/corporate-governance/governance-documents. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

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Corporate Governance

Audit Committee
Our Audit Committee is responsible for, among other things:
•overseeing our accounting and financial reporting process;
•appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
•discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);
•reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
•discussing our risk management policies;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•preparing the Audit Committee report required by SEC rules.
Our Audit Committee consists of William J. Liquori, Michael Blitzer and Robert L. Masson with Mr. Masson serving as Chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board has affirmatively determined that each member of our Audit Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act applicable Audit Committee members. In addition, our Board has determined that Michael Blitzer qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;
•reviewing or making recommendations to our Board regarding the compensation of our other executive officers;
•reviewing and making recommendations to our Board regarding director compensation;
•reviewing and making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;
•appointing and overseeing any compensation consultants;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•preparing the annual Compensation Committee report required by SEC rules, to the extent required.
Our Compensation Committee consists of Robert Masson and Michael Blitzer with Mr. Blitzer serving as Chair. Our Board has determined that Robert Masson and Michael Blitzer qualify as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members and each member of the Compensation Committee is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

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Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board and ensure our Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•recommending to our Board the persons to be nominated for election as directors and to each committee of our Board;
•developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•overseeing the annual evaluations of our Board and its committees.
The Nominating and Corporate Governance Committee follow the criteria set forth in the Company's Corporate Governance Guidelines and described above when selecting individuals qualified to become members of the Board.
Our Nominating and Corporate Governance Committee consists of Michael Blitzer, William J. Liquori and Nicole Seligman with Nicole Seligman serving as Chair. The Board has determined that each of the members of our Nominating and Corporate Governance Committee qualify as “independent” under Nasdaq rules applicable to Nominating and Corporate Governance Committee members.

Conflicts Committee
Our Conflicts Committee is responsible for, among other things:
•reviewing and approving business matters in which the interests of the Company or its subsidiaries may conflict or be competitive or appear to conflict or be competitive with the interests of IBX or any other IBX affiliate or any director or any of such director’s affiliates; and
•reviewing and approving or ratifying any related person transactions.
Our Conflicts Committee consists of Michael Blitzer, William J. Liquori, Robert L. Masson and Nicole Seligman with William J. Liquori serving as Chair.
Our Board may from time to time establish other committees.
Code of Business Conduct and Ethics
Our Board has adopted our Code of Business Conduct and Ethics, which applies to all of our executive officers, directors and employees, including our principal executive officer, our principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website at https://investors.intuitivemachines.com/ under the "Corporate Governance" section.

We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2023, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a Compensation Committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.
Communications with the Board of Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Intuitive Machines, Inc., 13467 Columbia Shuttle Street, Houston, TX 77059, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all

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communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Certain Relationships and Related Person Transactions
Our Relationship with Ghaffarian Enterprises, LLC
On January 10, 2024, Intuitive Machines, LLC (“Intuitive Machines OpCo”), a subsidiary of Intuitive Machines, Inc. (the “Company”), entered into the Loan Documentation with the Lender. The Loan Documentation included the Credit Support Guarantees by the Guarantor and documentation by which the Guarantor supported such Credit Support Guarantees with collateral including marketable securities, in each case in favor of the Lender for the benefit of Intuitive Machines OpCo.
On January 28, 2024, the Company, Intuitive Machines OpCo and the Guarantor entered into the Letter Agreement pursuant to which, on January 29, 2024: (i) the Guarantor contributed $10.0 million to the Company and Intuitive Machines OpCo for purposes of repaying the Repayment Obligation, in exchange for which (x) the Company issued to the Guarantor the Conversion Shares and the Conversion Warrants and (y) Intuitive Machines OpCo issued to the Guarantor the OpCo Conversion Warrants. Following the Contribution, the Company contributed $10.0 million to Intuitive Machines OpCo for purposes of repaying the Repayment Obligations, in exchange for which Intuitive Machines OpCo issued to the Company the Conversion Units and the OpCo Mirror Warrants. Following the OpCo Contribution, Intuitive Machines OpCo caused the Repayment Obligation and all other amounts required to be paid to the Lender in satisfaction of the Credit Line to be repaid in full.
Pursuant to the Letter Agreement, the Guarantor agreed to make the Contribution. In exchange for the Contribution, (i) Intuitive Machines OpCo agreed to issue to the Guarantor, pursuant to Section 4(a)(2) of the Securities Act, (A) the OpCo Series A Warrant, which OpCo Series A Warrant will only be exercisable if, when and to the extent that the Conversion Series A Warrant is exercised by the holder thereof for shares of Class C Common Stock, with an exercise price per unit equal to $2.57 and an expiration date of January 29, 2029, and (B) OpCo Series B Warrant, which OpCo Series B Warrant will only be exercisable if, when and to the extent that the Conversion Series B Warrant is exercised by the holder thereof for shares of Class C Common Stock, with an exercise price per unit equal to $2.57 and an expiration date of July 29, 2025, and (ii) the Company agreed to issue to the Guarantor, pursuant to Section 4(a)(2) of the Securities Act, (A) the Conversion Shares and (B) (1) the Conversion Series A Warrant, which Conversion Series A Warrant is immediately exercisable and an expiration date of January 29, 2029, and (2) the Conversion Series B Warrant, which Series B Warrant is immediately exercisable and has an expiration date of July 29, 2025.
The Company further agreed that, immediately following the Conversion Transactions, the Company would contribute the OpCo Contribution in exchange for (i) the Conversion Units, (ii) the OpCo Series A Mirror Warrant, which OpCo Series A Mirror Warrant will only be exercisable if, when and to the extent that the Conversion Series A Warrant is exercised by the holder of the Conversion Series A Warrant for shares of Class A Common Stock, with an exercise price per unit equal to $2.57 and an expiration date of January 29, 2029, and (iii) the OpCo Series B Mirror Warrant, which OpCo Series B Mirror Warrant will only be exercisable if, when and to the extent that the Conversion Series B Warrant is exercised by the holder of the Conversion Series B Warrant for shares of Class A Common Stock, with an exercise price per unit equal to $2.57 and an expiration date of July 25, 2025.
Our Relationship with Axiom Space, Inc.
Dr. Kamal Ghaffarian is a co-founder and Executive Chairman of Axiom Space, Inc. (“Axiom”). Axiom Space uses our services in the ordinary course of its space infrastructure development activities. As such, revenues related to Axiom are incurred in the normal course of business and amounts are settled under normal business terms. The Company recognized revenue from Axiom related to engineering services of $153 thousand and $1.6 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2022, there was $0.8 million of affiliate accounts receivable which was fully reserved. During the third quarter of 2023, the affiliate accounts receivable balance was collected and the reserve was reversed. As of December 31, 2023, there were no affiliate accounts receivable related to Axiom.
Our Relationship with X-energy, LLC
Dr. Kamal Ghaffarian is the Executive Chairman of X-Energy Reactor Company, LLC, which is the parent company of X-Energy, LLC ("X-Energy"). As of December 31, 2023 and 2022, there were zero and $0.1 million, respectively, of affiliate accounts payable related to X-Energy expenses. Expenses related to X-Energy are incurred in the normal course of business and amounts are settled under normal business terms.

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Our Relationship with IBX, LLC and PTX, LLC
Dr. Kamal Ghaffarian is the co-founder and current member of management of IBX, LLC (“IBX”). IBX is an innovation and investment firm committed to advancing the state of humanity and human knowledge. We rely on IBX for the provision of management and professional services in the day-to-day operation of our business. These expenses include, among others, fees for the provision of administrative, accounting and legal services. As such, expenses incurred in relation to IBX are incurred in the normal course of business and amounts are settled under normal business terms. The Company incurred expenses with IBX of $0.1 million and $2.1 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, there was approximately $0.4 million of affiliate accounts payable related to IBX expenses.
Our Relationship with ASES
ASES is a joint venture between Aerodyne Industries, LLC and KBR, Inc. Dr. Kamal Ghaffarian has a 20% ownership interest in Aerodyne Industries, LLC. Revenue related to ASES are incurred in the normal course of business and amounts are settled under normal business terms. The Company recognized revenue from ASES related to engineering services of $1.1 million for the year ended December 31, 2023. As of December 31, 2023, there was $0.1 million of affiliate accounts receivable related to ASES revenue.
Our Relationship with Penumbra, LLC
On November, 2019, certain members of our management team formed Penumbra, LLC (“Penumbra”) as an Isle of Man entity. The sole purpose of forming Penumbra was to permit us to obtain required licenses for its Lunar Data Network line of business to operate in the ordinary course. The Company incurred expenses with Penumbra related to license fees for the year ended December 31, 2022 of $134 thousand, and incurred no expenses for the year ended December 31, 2023. As of December 31, 2023, no member of our management team has received any financial benefit from its ownership interest in Penumbra, LLC, other than expense reimbursements incurred in the ordinary course. This entity has been dissolved.
Our Relationship with KBR, Inc.
On November 12, 2020, KBR, Inc. (“KBR”), a U.S.-based firm operating in the science, technology and engineering industries, made an initial investment in one of our operating subsidiaries, Space Network Solutions, LLC (“Space Network Solutions”), resulting in a 10% ownership by KBR of Space Network Solutions as of the date of such investment. As of December 31, 2023, KBR held approximately 10% of the equity of Space Network Solutions. In the ordinary course of business, we regularly provide engineering services to KBR. We recognized affiliate revenue from KBR related to engineering services of $3.1 million and $1.9 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, there were $0.5 million and $0.3 million, respectively, of affiliate accounts receivable related to KBR revenue.
Employment Arrangement with an Immediate Family Member of a member of the Board and Chief Executive Officer
Joe Altemus, the son of Stephen Altemus, a member of our Board and our Chief Executive Officer, is a Mechanical Systems Engineer at Intuitive Machines. Mr. Altemus’ compensation is based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to a member of our Board and our Chief Executive Officer.
Post-Business Combination Arrangements
In connection with the business combination agreement between IPAX and the Company on February 13, 2023, certain agreements were entered into (the "Transactions"). These agreements include:
Tax Receivable Agreement
In connection with the consummation of the Transactions, we entered into a Tax Receivable Agreement with Intuitive Machines OpCo and certain members of Intuitive Machines OpCo provides for payment to such members of Intuitive Machines OpCo of 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, is deemed to realize) as a result of:
•existing tax basis in certain assets of Intuitive Machines OpCo and certain of its direct or indirect subsidiaries (including assets that will eventually be subject to depreciation or amortization once placed in service) that is obtained (i) by Intuitive Machines in connection with the Business Combination and (ii) by Intuitive Machines in connection with and is attributable to an Intuitive Machines OpCo Common Unit exchanged or redeemed by an Intuitive Machines Member (“Existing Basis”);

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•tax basis adjustments resulting from future redemptions or exchanges of Intuitive Machines OpCo Common Units from the Intuitive Machines Members or certain distributions (or deemed distributions) by Intuitive Machines OpCo and certain payments made under the Tax Receivable Agreement (“Basis Adjustments”); and
•deductions attributable to imputed interest and other payments of interest by Intuitive Machines pursuant to the Tax Receivable Agreement (“Interest Deductions”).
A&R Operating Agreement
We operate our business through Intuitive Machines OpCo and its subsidiaries. In connection with the consummation of the Transactions, we amended and restated our limited liability company agreement by adopting the Second Amended and Restated Limited Liability Company Agreement (the “A&R Operating Agreement”). The A&R Operating Agreement (i) permits the issuance and ownership of the equity of Intuitive Machines OpCo as contemplated by the Business Combination Agreement following the consummation of the Transactions and (ii) admits us as the managing member of Intuitive Machines OpCo. The operations of Intuitive Machines OpCo, and the rights and obligations of the holders of Intuitive Machines OpCo Common Units, are set forth in the A&R Operating Agreement.
Appointment as Managing Member. Under the A&R Operating Agreement, we are a member and the managing member of Intuitive Machines OpCo. As the managing member, we are able to control all of the day-to-day business affairs and decision-making of Intuitive Machines OpCo without the approval of any other member, unless otherwise stated in the A&R Operating Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Intuitive Machines OpCo and the day-to-day management of Intuitive Machines OpCo’s business, unless otherwise stated in the A&R Operating Agreement. Pursuant to the terms of the A&R Operating Agreement, we cannot be removed as the managing member of Intuitive Machines OpCo by other members.
Compensation. We are not entitled to compensation for our services as managing member. We are entitled to reimbursement by Intuitive Machines OpCo for fees and expenses incurred on behalf of Intuitive Machines OpCo, including all expenses associated with the Transactions and maintaining its corporate existence.
Capitalization. The A&R Operating Agreement provides for (i) a single class of Intuitive Machines OpCo Common Units; (ii) a single class of Series A Preferred Units; and (iii) a single class of unvested earn out units of Intuitive Machines OpCo (the “Unvested Earn Out Units”). All Intuitive Machines OpCo Common Units have identical rights and privileges in all respects, all Series A Preferred Units have identical rights and privileges in all respects and all Unvested Earn Out Units have identical rights and privileges in all respects. Each Common Unit entitles the holder to a pro rata share of the net profits and net losses and distributions of Intuitive Machines OpCo.
Distributions. The A&R Operating Agreement requires “Tax Distributions,” as that term is defined in the A&R Operating Agreement, to be made by Intuitive Machines OpCo to us and to its “Members,” as that term is defined in the A&R Operating Agreement. Tax Distributions shall be made quarterly to us and each Member based on their allocable share of the taxable income of Intuitive Machines OpCo and at a tax rate that will be determined by us. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from Intuitive Machines OpCo for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The A&R Operating Agreement also allows for distributions to be made by Intuitive Machines OpCo to its members on a pro rata basis out of “distributable cash,” which is the amount of cash that may be distributed by Intuitive Machines OpCo to its Members in accordance with existing credit agreements.
LLC Unit redemption right. The A&R Operating Agreement provides a redemption right to the Members (other than us and our subsidiaries) and option holders (in connection with the exercise of an Intuitive Machines OpCo Option, as such term is defined in the A&R Operating Agreement), which entitles them to have their Intuitive Machines OpCo Common Units redeemed, in whole or in part, at the election of each such person, for newly-issued shares of Class A Common Stock on a one-to-one basis or, to the extent there is cash available from a contemporaneous public offering or private sale of Class A Common Stock by us (in each case, subject to the terms and restrictions set forth in the A&R Operating Agreement). Alternatively, we may instead authorize a cash payment equal to a volume weighted average market prices of one share of Class A Common Stock for each Intuitive Machines OpCo Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A Common Stock). If we decide to make a cash payment, the Member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its Intuitive Machines OpCo Common Units for cancellation. The A&R Operating Agreement requires that we contribute cash or shares of Class A Common Stock to Intuitive Machines OpCo in exchange for an amount of Intuitive Machines OpCo Common Units that will be issued to us

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Corporate Governance
equal to the number of units redeemed from the Member. Intuitive Machines OpCo will then distribute the cash or shares of Class A Common Stock to such Member to complete the redemption. In the event of such election by a Member, we may, at our option, effect a direct exchange of cash or Class A Common Stock for such Intuitive Machines OpCo Common Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of Intuitive Machines OpCo Common Units that we own equals the number of shares of Class A Common Stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B Common Stock and Class C Common Stock, as the case may be, will be cancelled on a one-to-one basis if we, at the election of a Member, redeem or exchange units of such Member pursuant to the terms of the A&R Operating Agreement.
Issuance of Equity-based Compensation. We may implement equity compensation plans and any actions taken under such equity compensation plans (such as the grant or exercise of options to acquire shares of Class A Common Stock), whether taken with respect to or by an employee or other service provider of Intuitive Machines, Intuitive Machines OpCo or its subsidiaries, in a manner determined by us, in accordance with the initial implementation guidelines attached to the A&R Operating Agreement, which may be amended from time to time. The Corporation may amend the A&R Operating Agreement (including the initial implementation guidelines attached thereto) as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an equity compensation plan. In the event of such an amendment, Intuitive Machines OpCo will provide notice of such amendment to the Members. Intuitive Machines OpCo is expressly authorized to issue units (i) in accordance with the terms of any equity compensation plans or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such equity compensation plans, without any further act, approval or vote of any Member or any other persons.
Maintenance of One-to-One Ratios. Our Certificate of Incorporation and the A&R Operating Agreement require that we and Intuitive Machines OpCo, respectively, at all times maintain (i) a one-to-one ratio between the number of Intuitive Machines OpCo Common Units owned by us, directly or indirectly, and the number of outstanding shares of Class A Common Stock, (ii) a one-to-one ratio between the number of Intuitive Machines OpCo Common Units owned by each Member (other than us and our subsidiaries), directly or indirectly, and the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock owned by such Member, (iii) a one-to-one ratio between the number of Series A Preferred Units owned by us, directly or indirectly, and the number of outstanding shares of Series A Preferred Stock, (iv) a one-to-one ratio between the number of warrants owned by us, directly or indirectly, and the number of outstanding Public Warrants and (v) a one-to-one ratio between the number of Preferred Investor Warrants, owned by us, directly or indirectly, and the number of outstanding Preferred Investor Warrants.
Transfer Restrictions. The A&R Operating Agreement generally does not permit transfers of Intuitive Machines OpCo Common Units, Series A Preferred Units and Unvested Earn Out Units by Members, subject to limited exceptions. Any transferee of Intuitive Machines OpCo Common Units, Series A Preferred Units and Unvested Earn Out Units must execute the A&R Operating Agreement and any other agreements executed by the holders of Intuitive Machines OpCo Common Units, Series A Preferred Units and Unvested Earn Out Units and relating to such Intuitive Machines OpCo Common Units, Series A Preferred Units and Unvested Earn Out Units, as applicable, in the aggregate.
Dissolution. The A&R Operating Agreement provides that our decision with the approval of a majority of the equity interests (including, but not limited to, Intuitive Machines OpCo Common Units, Series A Preferred Units and Unvested Earn Out Units) then outstanding (excluding all units held directly or indirectly by us) will be required to voluntarily dissolve Intuitive Machines OpCo. In addition to a voluntary dissolution, Intuitive Machines OpCo will be dissolved under Section 18-801(4) of the Delaware General Corporate Law (“DGCL”) because all members withdraw/resign (unless Intuitive Machines OpCo is continued without dissolution pursuant thereto) or pursuant to Section 18-802 of the DGCL by operation of law, including entry of a decree of judicial dissolution.
Confidentiality. Each Member (other than us) agrees to hold confidential information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by us. This obligation excludes information that (i) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its affiliates or representatives; (ii) is, or becomes, available to such Member from a source other than us, Intuitive Machines OpCo or their respective representatives; (iii) is approved for release by written authorization of our chief executive officer, chief financial officer or general counsel or any other officer designated by us; or (iv) is or becomes independently developed by such Member or its respective representatives without use of or reference to the confidential information.
Indemnification and Exculpation. The A&R Operating Agreement provides for indemnification for all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by reason of the fact that such person is or was a Member or an affiliate thereof or is or was serving as manager or a director, officer,

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Corporate Governance
employee, advisor, attorney, accountant or other agent or representative of the manager, the Company Representative (as such term is defined in the A&R Operating Agreement), or a director, manager, officer, employee, advisor, attorney, accountant or other agent or representative of Intuitive Machines OpCo or is or was serving at the request of Intuitive Machines OpCo as a manager, officer, director, principal, member, employee, advisor, attorney, accountant or other agent or representative of another person; provided, however, that no indemnified person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such indemnified person’s or its affiliates’ fraud, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such indemnified person or its affiliates contained in the A&R Operating Agreement or in other agreements with Intuitive Machines OpCo.
Amendments. The A&R Operating Agreement may be amended or modified (including by means of merger, consolidation or other business combination to which Intuitive Machines OpCo is a party) upon our prior written consent together with the prior written consent of the holders of a majority of the equity interests (including, but not limited to, Intuitive Machines OpCo Common Units, Series A Preferred Units and Unvested Earn Out Units) then outstanding (excluding all units held directly or indirectly by us); provided, that no alteration, modification or amendment shall be effective until written notice has been provided to the Members. Notwithstanding the foregoing, no amendment to any of the terms and conditions of the A&R Operating Agreement that expressly require the approval or action of certain persons may be made without obtaining the consent of the requisite number or specified percentage of such persons who are entitled to approve or take action on such matter. Additionally, no alteration, modification or amendment may be made to any of the terms and conditions of the A&R Operating Agreement that would (i) reduce the amounts distributable to a Member in a manner that is not pro rata with respect to all Members, (ii) modify the limited liability of any Member or increase the liabilities of such Member hereunder, (iii) otherwise materially and adversely affect a holder of units in a manner materially disproportionate to any other holder of units or remove a right or privilege granted to a Member (other than amendments, modifications and waivers necessary to implement the provisions permitting substitution or admission of Members) or (iv) alter or change any rights, preferences or privileges of any units in a manner that is different or prejudicial relative to any other units in the same class of unit or materially and adversely affect the rights of any Member, in each case without the prior written consent of such Member or holder of units.
A&R Registration Rights Agreement
In connection with the consummation of the Transactions, we entered into that certain Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), dated as of February 13, 2023, by and among, us, the Sponsor, certain stockholders of Intuitive Machines and the Series A Investors pursuant to which we granted them and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act certain securities held by such holders, including registration of the shares of Class A Common Stock delivered to the Intuitive Machines Members in exchange for Intuitive Machines OpCo Common Units. See, Shares Eligible For Future Sale — Registration Rights.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Conflict Committee all relevant facts and circumstances relating to the related person transaction. Our Conflict Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Conflict Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Conflict Committee subject to ratification of the transaction by the Conflict Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Conflict Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Conflict Committee as to any material changes to any approved or ratified related person transaction and will provide a status report

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Corporate Governance
at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
Indemnification Agreements with our Directors and Officers
The By-Laws provide that we are required to indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

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Director Compensation Plan
Our non-employee directors receive cash and equity compensation for their service as directors. Our Board determines annual retainers and other compensation for non-employee directors. Mr. Altemus is also a member of our Board but did not receive any additional compensation for his service as a director.
Cash Compensation
Non-employee directors receive annual compensation of $55,000 for service on our Board and our Chairman receives cash compensation of $105,000 for service on our Board. Additional compensation for committee service as follows:
•Audit Committee – $20,000 for the chair and $10,000 for each other member;
•Compensation Committee – $15,000 for the chair and $7,500 for each other member;
•Nominating and Corporate Governance Committee – $15,000 for the chair and $7,500 for each other member; and
•Conflicts Committee – $15,000 for the chair and $7,500 for each other member;
The annual retainer will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.
Equity Compensation
For 2023, each non-employee director received a grant of restricted stock units with a grant date fair value of $155,000 and the chair received restricted stock unit awards with a grant date fair value of $205,000. These awards were granted under the 2023 Long Term Omnibus Incentive Plan. Restricted stock units are settled in shares of Class A common stock. All restricted stock units granted to non-employee directors will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service. In addition, each equity award granted to a non-employee director will vest in full immediately prior to the occurrence of a “change in control” (as defined in the Intuitive Machines Incentive Plan). Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the Intuitive Machines Incentive Plan.
Director Compensation
The following table summarizes the compensation awarded to, earned by or paid to our non-employee directors and to our Chairman who served on our Board during 2023. Mr. Altemus, our President and Chief Executive Officer, is also a member of our Board but receives no compensation in connection with his service as director and, accordingly, he is omitted from this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. Kamal Ghaffarian	105,000	205,000	310,000
Michael Blitzer	91,250	155,000	246,250
William J. Liquori	81,875	155,000	236,875
Robert L. Masson	88,125	155,000	243,125
Nicole Seligman(2)	58,125	155,000	213,125
(1)Amounts reflect the grant-date fair value of restricted stock unit awards granted during 2023.
(2)Ms. Seligman joined our Board on June 23, 2023

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The following table shows the aggregated numbers of outstanding RSUs held as on December 31, 2023 by each non-employee director and our Chairman.

Name	RSUs Outstanding at 2023 Fiscal Year End (#)(1)
Dr. Kamal Ghaffarian	67,434
Michael Blitzer	18,321
William J. Liquori	18,321
Robert L. Masson	18,321
Nicole Seligman(2)	18,321
(1)Represents RSUs, each of which represents a contingent right to receive one share of Class A Common Stock. The RSUs will vest in full on the earlier to occur of the first anniversary June 23, 2023 and the date of the next annual meeting following the grant date.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth beneficial ownership of our common stock as of March 15, 2024 by:
•each person who is known to be the beneficial owner of more than 5% of shares of our common s
•each of our current named executive officers and directors; and
•all current executive officers and directors as a group.
The information below is based on an aggregate of 51,080,059 shares of Class A Common Stock and 70,909,012 shares of Class C Common Stock issued and outstanding as of March 15, 2024. No shares of Class B Common Stock were issued and outstanding as of March 15, 2024. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval and holders of Class C Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Shares Beneficially Owned						Number of Shares of Class A, Class B, and Class C Common Stock	% of Total Voting Power
	Class A Common Stock		Class B Common Stock		Class C Common Stock
Name and Address of Beneficial Owner(1)	Number	%	Number	%	Number	%
5% Holders
Guy Shanon(2)(3)	9,216,104	16.1	—	—	—	—	9,216,104	3.4
Kingstown Capital Management, LP(3)	5,373,305	9.8	—	—	—	—	5,375,305	2.0
Kingstown Capital Management GP, LLC(3)	5,375,306	9.8	—	—	—	—	5,375,306	2.0
Armistice Capital, LLC(10)	23,529,415	46.1	—	—	—	—	23,529,415	8.9
Directors and Executive Officers of Intuitive Machines
Stephen Altemus(5)(9)	245,000	*	—	—	16,581,703	23.4	16,826,703	18.9
Dr. Kamal Ghaffarian(6)(9)	13,915,261	22.6	—	—	43,825,852	61.8	57,741,113	53.0
Dr. Timothy Crain(7)(9)	129,000	*	—	—	10,501,457	14.8	10,630,457	12.0
Erik Sallee(8)(9)	111,249	*	—	—	—	—	111,249	*
Michael Blitzer(4)	4,200,798	7.8	—	—	—	—	4,200,798	1.6
Peter McGrath(9)(11)	367,187	*	—	—	—	—	367,187	*
William J. Liquori	—	—	—	—	—	—	—	—
Robert L Masson	—	—	—	—	—	—	—	—
Nicole Seligman	—	—	—	—	—	—	—	—
All directors and executive officers as a group (9 individuals)	18,968,495	29.3	—	—	70,909,012	100.0	89,877,507	83.5
*    Less than 1%
(1)    Unless otherwise noted, the business address of each of those listed in the table above is c/o Intuitive Machines, LLC, 13467 Columbia Shuttle Street, Houston, TX 77059.
(2)    Consists of (i) 1,302,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Guy Shanon for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement.
(3)    Kingstown 1740 Fund, LP (“Kingstown 1740”) is the record holder of such shares. Kingstown Capital Management, L.P. (“KCM”) is the investment manager of Kingstown 1740. Kingstown Management GP LLC (“KMGP”) is the general partner of KCM. Kingstown Capital Partners LLC (“KCP”) is the general partner of Kingstown 1740. Michael Blitzer and Guy Shannon are the managing members of KMGP and KCP. KCM, KMGP, KCP and Mr. Shanon share voting investment discretion with respect to the securities held by Kingstown 1740. Notwithstanding his roles with KCM, KMGP and KCP, Mr.

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Ownership of Common Stock
Blitzer has relinquished voting power and dispositive power over securities held by entities managed or controlled by KCM, KMGP and/or KMGP. Each of KCM, KMGP, KCP, Mr. Blitzer and Mr. Shanon disclaims beneficial ownership over any securities directly held by Kingstown 1740 other than to the extent of its/his respective pecuniary interest therein, directly or indirectly. Such amounts consist of the following securities owned by Kingstown 1740 (i) 1,585,904 shares of Class A Common Stock, (ii) 3,218,750 shares of Class A Common Stock underlying warrants which are currently exercisable and 570,652 shares of Class A Common Stock issuable upon exercise of Preferred Investor Warrants purchased by Kingstown 1740 in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Preferred Investor Warrant). The principal business office of Kingstown 1740 is c/o Kingstown Capital Management L.P., 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.
(4)    Consists of (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Mr. Blitzer for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement. Mr. Blitzer’s principal place of business in located at 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.
(5)    Reflects (i) 140,000 restricted stock units (“RSUs”) awarded to Stephen Altemus on February 7, 2024, each of which represents a contingent right to receive one share of Class A Common Stock, such RSUs will vest in four equal annual installments beginning on April 11, 2024 and do not expire, (ii) 105,000 performance-based RSUs granted to Stephen Altemus on February 7, 2024 and the achievement of which was certified by our Board on February 25, 2024, each of which represents a contingent right to receive one share of Class A Common Stock, such RSUs will vest on April 11, 2024 and do not expire and (iii) 16,581,703 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class C Common Stock held of record by a revocable trust of which Mr. Altemus is a trustee and exercises investment discretion.
(6)    Consists of (i) 2,026,015 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class C Common Stock held of record by GM Enterprises, LLC, (ii) 1,393,824 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class C Common Stock held of record by Intuitive Machines KG Parent, LLC, (iii) (A) 40,406,013 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class C Common Stock, (B) 3,487,278 Conversion Shares, (C) an aggregate of 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants, assuming that the Conversion Warrants are each exercised in full to purchase shares of Class A Common Stock, and (D) 64,328 shares of Class A Common Stock, in each case, held of record by Ghaffarian Enterprises, LLC (“Ghaffarian Enterprises”) and (iv) 67,434 restricted stock units RSUs awarded to Dr. Kamal Ghaffarian on November 15, 2023, each of which represents a contingent right to receive one share of Class A Common Stock. The RSUs will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date. The RSUs do not expire. Dr. Kamal Ghaffarian may also be deemed to beneficially own (i) 1,867,675 shares of Class A Common Stock issuable upon conversion of 5,000 shares of Series A Preferred Stock at a conversion price of $3.00 per share purchased by Ghaffarian Enterprises in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Certificate of Designation) and (ii) 135,870 shares of Class A Common Stock issuable upon exercise of Preferred Investor Warrants purchased by Ghaffarian Enterprises in connection with the Series A Investment which are currently exercisable (without giving effect to the 9.9% beneficial ownership blocker described in the form of Preferred Investor Warrant). Dr. Kamal Ghaffarian is the sole trustee of a revocable trust, which is the sole member of each of Ghaffarian Enterprises, GM Enterprises, LLC and Intuitive Machines KG Parent, LLC. As a result, Dr. Kamal Ghaffarian may be deemed to share beneficial ownership of the securities reported herein, but disclaims beneficial ownership. The principal business office of Dr. Kamal Ghaffarian is 5937 Sunnyslope Drive, Naples, FL 34119. The principal business office of each of Ghaffarian Enterprises, GM Enterprises, LLC and Intuitive Machines KG Parent, LLC is 801 Thompson Avenue, Rockville, MD 20852.
(7)    Reflects (i) 86,000 RSUs awarded to Dr. Timothy Crain on February 7, 2024, each of which represents a contingent right to receive one share of Class A Common Stock, such RSUs will vest in four equal annual installments beginning on April 11, 2024 and do not expire, (ii) 43,000 performance-based RSUs granted to Dr. Timothy Crain on February 7, 2024 and the achievement of which was certified by our Board on February 25, 2024, each of which represents a contingent right to receive one share of Class A Common Stock, such RSUs will vest on April 11, 2024 and do not expire, and (iii) 10,501,457 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class C Common Stock.
(8)    Mr. Sallee may be deemed to beneficially own 111,249 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class B Common Stock issuable upon the exercise of stock options that vest within 60 days of this prospectus.
(9)    Each Intuitive Machines OpCo Common Unit, when paired with one share of Class B Common Stock or one share of Class C Common Stock, will be exchangeable, in tandem with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock, for one share of Class A Common Stock. After the expiration of the Lock-Up Period (as defined the A&R Registration Rights Agreement), holders of Intuitive Machines OpCo Common Units will be permitted to exchange such Intuitive Machines OpCo Common Units (along with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock) for shares of Class A Common Stock on a one-for-one basis pursuant to the A&R Operating Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or at the election of Intuitive Machines, Inc. (determined by a majority of the directors of Intuitive Machines, Inc. who are disinterested with respect to such determination), cash from a substantially concurrent public offering or private sale in an amount equal to the net amount, on a per share basis, of cash received as a result of such public offering or private sale.
(10)    Consists of (i) 4,705,883 PIPE Shares and (ii) 18,823,532 shares of Class A Common Stock issued upon the exercise of the Armistice Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The principal place of business of Armistice Capital and the Master Fund is 510 Madison Avenue, 7th Floor, New York, NY 10022.
(11)    Consists of (i) 83,437 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class B Common Stock issuable upon the exercise of a stock option that vests in three substantially equal annual installments beginning on June 14, 2024, and (ii) 250,000 RSUs awarded to Mr. McGrath on May 9, 2023, each of which represents a contingent right to receive one share of Class A Common Stock, such RSUs will vest in four equal annual installments beginning on April 11, 2024 and do not expire and (iii) 33,750 performance-based RSUs granted to Peter McGrath on February 7, 2024 and the achievement of which was certified by our Board on February 25, 2024, each of which represents a contingent right to receive one share of Class A Common Stock, such RSUs will vest on April 11, 2024 and do not expire.

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Ownership of Common Stock
Prohibition on Hedging
Hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, are prohibited by our Insider Trading Compliance Policy.
Policy on Stock Pledging
Our Insider Trading Policy states that individuals are prohibited from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. This prohibition does not apply to cashless exercises of stock options under the Company’s equity plans or pledging of Company securities as collateral for a loan by a director or officer that is specifically pre-approved by the Compliance Officer upon request for an exemption.

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	21

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our common stock with the SEC and the Nasdaq. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were timely met during 2023 .
Executive Compensation
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers. In 2023, our named executive officers and their positions were as follows:

•Stephen Altemus, President and Chief Executive Officer; •Dr. Timothy Crain, Chief Technology Officer; •Erik Sallee, Chief Financial Officer; and •Anna Jones, General Counsel and Secretary.

Mr. Sallee resigned from his position with the Company and its subsidiaries, effective as of January 26, 2024 and Mr. Steven Vontur was appointed as interim Chief Financial Officer.
Summary Compensation Table
The table below sets forth the information concerning the compensation of our named executive officers for the years ended December 31, 2023 and 2022 .

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen Altemus President and Chief Executive Officer	2023	699,377	—	—	15,106	714,483
	2022	490,954	150,000	—	10,675	651,629
Dr. Timothy Crain President and Chief Operating Officer	2023	429,640	—	—	11,550	441,190
	2022	359,805	100,000	—	10,675	470,480
Erik Sallee Chief Financial Officer	2023	450,000	—	4,158,000	1,212	4,609,212
	2022	366,923	100,000	—	1,212	468,135
Anna Jones(4) General Counsel and Secretary	2023	225,000	—	378,000	5,262	608,262
(1)    The Board determined to not approve any discretionary bonus payments with respect to 2023.
(2)    With respect to 2023, amounts reflect the grant-date fair value of restricted stock unit awards granted during the year ended December 31, 2023.
(3)    Amounts reflect the Company’s 401(k) plan matching contributions.
(4)    Ms. Jones’ employment with the Company commenced on March 27, 2023, and therefore the base salary amount set forth in the table above reflects the amount earned for the portion of 2023 in which she was employed by us. Ms. Jones had an annual base salary rate of $300,000 in 2023.
Narrative to Summary Compensation Table
2023 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2023 annual base salaries for Messrs. Altemus, Crain and Sallee were $699,377, $429,640 and $450,000, respectively, and the 2023 annual base salary for Ms. Jones was $300,000.

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	22

Executive Compensation
The actual base salaries earned by our named executive officers for services in 2023 are set forth above in the Summary Compensation Table in the column entitled “Salary.”
2023 Bonuses
Our named executive officers are eligible to earn discretionary cash bonuses for calendar year 2023, as determined by the Board. Mr. Sallee and Ms. Jones are eligible to earn annual cash bonuses under our bonus program based on the achievement of individual and/or our performance goals. Under the Sallee and Jones offer letters, their target bonus opportunity is 30% of their annual base salary. On February 7, 2024, the Board determined the discretionary 2023 annual cash bonus awards for the named executive officers of the Company and determined that no annual cash bonus awards are payable to any named executive officer with respect to 2023. On February 7, 2024, the Board also approved one-time special restricted stock unit awards for each of Mr. Altemus, Mr. Crain and Ms. Jones in consideration of their strong performance in 2023. The awards were granted pursuant to the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan and will vest based on the achievement of designated Company operational performance goals, subject to the executive’s continued employment through the 60-day anniversary of the applicable performance goal achievement date, and cover 105,000, 43,000 and 27,000 restricted stock units, respectively.
Equity Compensation
Unit Option Plan
Prior to the Transactions, we offered awards of options to purchase non-voting class B membership interests of Intuitive Machines OpCo to eligible service providers, including certain of our named executive officers, pursuant to the Intuitive Machines, LLC 2021 Unit Option Plan (the “2021 Plan”). In connection with the consummation of the Transactions, the options were recapitalized into options to purchase Intuitive Machines OpCo Common Units. Since the consummation of the Transactions, awards have not been (and will not be granted) under the 2021 Plan.
In 2022 and 2023 we did not award any stock options pursuant to the 2021 Plan to any of our named executive officers. Messrs. Altemus and Crain do not hold stock options or any other compensatory equity awards.
Intuitive Machines Incentive Plan
In connection with the consummation of the Transactions, we adopted the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan (the “Intuitive Machines Incentive Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. In 2023, the Board granted restricted stock units to certain of our named executive officers under the Incentive Plan. On May 9, 2023, our Board approved grants of time-based restricted stock units (“RSUs”) to Mr. Sallee and Ms. Jones under the Intuitive Machines Incentive Plan covering 550,000 shares and 50,000 shares of Class A Common Stock, respectively. The RSUs will vest as to one-fourth (1/4th) of the underlying RSUs on each of the first four anniversaries of April 11, 2023, subject to the executive’s continued employment as of each vesting date. Upon a termination of the executive’s employment for any reason, any then-unvested RSUs will automatically be forfeited by the executive and terminated without consideration thereof.
On February 7, 2024, the Board also approved one-time, special restricted stock unit awards for each of Mr. Altemus, Mr. Crain and Ms. Jones in consideration of their strong performance in 2023. The awards were granted pursuant to the Intuitive Machines Incentive Plan and will vest based on the achievement of designated Company operational performance goals, subject to the executive’s continued employment through the 60-day anniversary of the applicable performance goal achievement date, and cover 105,000, 43,000 and 27,000 restricted stock units, respectively.
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The U.S. Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching

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Executive Compensation
contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•health savings and flexible spending accounts;
•short-term and long-term disability insurance;
•basic life and accidental death and dismemberment insurance;
•accident and critical illness insurance; and
•term life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.
Clawback Policy
We have adopted a compensation recovery policy (the Company’s Policy for Recovery of Erroneously Awarded Compensation), which was effective as of October 2, 2023, that is compliant with the Nasdaq Listing Rules, as required by the Dodd-Frank Act.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Class A Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023. Unless otherwise indicated, awards included in the following table were granted pursuant to the 2023 Plan.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Stephen Altemus	—		—	—	—	—	—		—
Timothy Crain	—		—	—	—	—	—		—
Erik Sallee	6/14/2021	(2)	111,249	55,624	1.80	6/14/2031	—		—
	5/9/2023		—	—	—	—	550,000	(3)	1,402,500
Anna Jones	5/9/2023		—	—	—	—	50,000	(3)	127,500
(1)    Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our Class A Common Stock on December 29, 2023, the last trading day of 2023, which was $2.55.
(2)    This stock option was granted pursuant to the 2021 Plan and vests and becomes exercisable in equal annual installments over three years from the applicable grant date, subject to Mr. Sallee’s continued service. Mr. Sallee resigned as Chief Financial Officer of the Company effective January 26, 2024. In addition, if Mr. Sallee’s continuous service is terminated by us without “cause,” Mr. Sallee will vest in the portion of the option that would have otherwise vested on the next anniversary of June 14, 2021.
(3)    This RSU award vests as to 25% of the underlying RSUs on each of the first four anniversaries of April 11, 2023, subject to the executive’s continued employment through the applicable vesting date. The amounts shown represent the number of shares subject to the RSU awards that remain eligible to vest as of December 31, 2023.

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	24

Executive Compensation
Executive Compensation Arrangements
On March 20, 2021 we entered into an offer letter with Erik Sallee to serve as our Chief Financial Officer. Mr. Sallee’s employment under the offer letter is at-will and will continue until terminated at any time by either party. Pursuant to his offer letter, Mr. Sallee is entitled to receive an annual base salary of $330,000 per year; as described above, Mr. Sallee’s annual base salary was increased effective September 3, 2022 to $450,000. In addition, Mr. Sallee is eligible to participate in the 2021 Plan and in the health and welfare benefit plan and programs maintained by us for the benefit of our employees.
On February 6, 2023 we entered into an offer letter with Anna Jones to serve as our General Counsel. Ms. Jones’ employment under the offer letter is at-will and will continue until terminated at any time by either party. Pursuant to her offer letter, Ms. Jones is entitled to receive an annual base salary of $300,000 per year, as described above.
Mr. Sallee and Ms. Jones are eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual and/or our performance goals. Under the Sallee and Jones offer letters, their target bonus opportunity is 30% of their annual base salary. Mr. Sallee resigned as Chief Financial Officer of the Company effective January 26, 2024. On January 26, 2024, the Company and Mr. Sallee entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Sallee will provide consulting and advisory services at the request of the Company from January 27, 2024 through March 31, 2024. In consideration for the consulting and advisory services provided by Mr. Sallee under the Consulting Agreement, the Company will accelerate, on March 31, 2024, the vesting of 55,624 shares subject to a stock option granted under the 2021 Plan and 137,500 unvested restricted stock units granted under the Intuitive Machines Incentive Plan, subject to Mr. Sallee’s continued services through such date. Under the Consulting Agreement, Mr. Sallee agreed to a general release of claims along with other standard terms.
Messrs. Altemus or Crain were not, and are not, parties to employment agreements or offer letters in 2023.
Compensation Consultant
For 2023, the Compensation Committee directly engaged Exequity LLP (“Exequity”), an independent outside compensation consultant, which provides compensation consultation and competitive benchmarking services. Exequity provides the Compensation Committee with information on items such as emerging industry trends, assisting in defining the Company’s peer group and assisting in benchmarking our executive compensation program against the compensation peer group. Exequity provides no other services to the Company or our executive officers, and the Compensation Committee has the right to terminate the services of Exequity and appoint a new compensation consultant at any time. Exequity interacts with several of our officers and employees as necessary. The Compensation Committee assess the independence of Exequity annually and has concluded that no conflict of interest currently exists or existed in 2023 that would prevent Exequity from providing independent advice to the Compensation Committee.

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	25

Equity Compensation Plan Information
2021 Unit Option Plan
In May 2021, the Intuitive Machines, LLC’s board of directors adopted, and its members approved the 2021 Unit Option Plan (the “2021 Plan”). Initially, the 2021 Plan allowed the Intuitive Machines, LLC to grant incentive unit options (“Incentive Unit Options”) to purchase Class B unit interests. Pursuant to the 2021 Plan, up to 6,125,000 shares of Class B units were reserved for issuance, upon exercise of the aforementioned Incentive Unit Options made to employees, directors and consultants.
As a result of the Business Combination and per the terms of the Second Amended and Restated Intuitive Machines, LLC Operating Agreement, the unexpired and unexercised outstanding Incentive Unit Options at the closing of the Business Combination, whether vested or unvested, were proportionately adjusted using a conversion ratio of 0.5562 (rounded down to the nearest whole number of options). The exercise price of each option was adjusted accordingly. Each Incentive Unit Option continues to be subject to the terms and conditions of the 2021 Plan and will be exercisable for Class B common units of Intuitive Machines, LLC (the “Class B Common Units”). When an option is exercised, the participant will receive Class A Common Stock. Following the consummation of the Business Combination, no new awards were granted under the 2021 Plan.
Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan (the “2023 Plan”)
The Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan (the “2023 Plan”), which became effective in conjunction with closing of the Business Combination in February 2023, provides for the award to certain directors, officers, employees, consultants and advisors of the Company of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards as well as cash-based awards and dividend equivalents, as determined, and subject to the terms and conditions established, by the Company’s Compensation Committee. As of December 31, 2023, the Company has issued restricted stock units (“RSUs”) and no other awards have been granted under the 2023 Plan.
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023, each of which was approved by our stockholders. These plans include the 2021 Plan and the 2023 Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Restricted Stock Units (a)	Weighted Average Exercise Price of Outstanding Options (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved By Stockholders:
2021 Plan	1,325,354	$ 3.15	—
2023 Plan(2)	1,826,946	—	10,879,865
Equity compensation plans not approved by shareholders	—		—
Total	3,152,300		10,879,865
(1)    Reflects the effects of the Business Combination in which share-based compensation awards of legacy Intuitive Machines, LLC were converted into share-based compensation awards of Intuitive Machines using an exchange ratio of 0.5562.
(2)    Column (a) represents shares of Class A common stock that may be issued upon the vesting and settlement of service-based RSUs with no consideration of an exercise price.

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	26

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are asking our stockholders to ratify the selection of Grant Thornton as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of Grant Thornton to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Intuitive Machines and our stockholders. Representatives of Grant Thornton are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services rendered for the Company by Grant Thornton for the years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$853,500	$445,000
Audit-Related Fees(2)	10,350	10,350
Tax Fees(3)	—	27,370
All Other Fees	—	—
Total Fees	$863,850	$482,720
(1)    Audit fees consist of fees for professional services rendered by Grant Thornton in connection with the audit of our annual consolidated financial statements, and quarterly reviews of our interim consolidated financial statements. Audit fees also include issuance of consents and professional services related to registration statements and comfort letters.
(2)    Audit-related fees consist of fees for assurance and related services rendered that are reasonably related to the performance of the audit, review of the consolidated financial statements, or professional services related to registration statements.
(3)    Tax fees include fees associated with tax compliance services, including the preparation, review, and filing of certain tax returns, as well as tax consulting services.
Pre-Approval Policies and Procedures
Under our charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Consistent with the policies and procedures of our written charter, all audit and tax services set forth above for 2023 were pre-approved by our Audit Committee, which concluded that the provision of such services by Grant Thornton were compatible with the maintenance of the firm's independence. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chair so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

The Board recommends a vote "FOR" the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 .

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	27

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The Audit Committee has also reviewed and discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC.
Members of the Audit Committee
Robert L. Masson (Chair)
Michael Blitzer
William J. Liquori
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Intuitive Machines, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	28

Questions and Answers
Why am I receiving these materials?
The Board of Directors of Intuitive Machines, Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2024 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on June 6, 2024 at 9:00 a.m. Central Time via live webcast on the internet at www.virtualshareholdermeeting.com/LUNR2024.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 . We are first making these materials available to you on the Internet on or about April 23, 2024.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.Elect two directors to the Company's Board of Directors for a term until 2027 Annual Meeting;
2.Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:
•"FOR" the election of the Class I directors;
•"FOR" the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024 .
Who is entitled to vote at the Annual Meeting?
Holders of our common stock and preferred stock as of the close of business on April 12, 2024 , the record date, may vote at the Annual Meeting. As of the record date, there were 52,263,732 shares of our Class A common stock, 70,909,012 shares of our Class C common stock and 5,000 shares of preferred stock outstanding. Each share of Class A common stock is entitled to one vote, each share of Class C common stock is entitled to three votes and each preferred stock is allowed one vote on an as converted Class A common stock basis. Holders of our Class A common stock and Class C common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company., you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares virtually at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.

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Questions and Answers
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•Virtually . You may vote virtually at the Annual Meeting.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 5, 2024 .
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee .
•Virtually. If you wish to vote virtually, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Intuitive Machines common stock in more than one account. You should vote via the Internet, by telephone, by mail or virtually for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Steve Altemus and Anna Jones to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting virtually at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote virtually at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Annual Meeting physically in person. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/LUNR2024. You are entitled to attend the Annual Meeting if you were a stockholder

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Questions and Answers
of record as of April 12, 2024 (the “Record Date”). Beginning at 8:45 a.m. Central Time on the day of the Annual Meeting, you will be able to check in using your control number from your Notice or if you received paper copies, your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow reasonable time for the check-in procedures. Information on how to vote online during the Annual Meeting is discussed below.
What constitutes a quorum at the Annual Meeting?
The presence, virtually in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of Class I directors	Plurality of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
There is no cumulative voting for the election of directors.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm .
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet

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Questions and Answers
Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain Intuitive Machine's Form 10-K and other financial information?
Stockholders can access our 2023 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.intuitivemachines.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to:13467 Columbia Shuttle Street, Houston, Texas 77059, Attention: Corporate Secretary.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and our Bylaws, for a proposal to be included in our proxy statement for the 2025 Annual Meeting of Stockholders, you must submit it on or after February 6, 2025 but no later than March 8, 2025, provided, however, per our Bylaws, if the 2025 Annual Meeting is held prior to May 7, 2025 or after August 5, 2025 your proposal must be received not later than the later of (i) the 90th day prior to the 2025 Annual Meeting and (ii) the 10th day following the day on which public disclosure of the date of such meeting was first made. A proposal that does not conform to the requirements above will be considered untimely. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Intuitive Machines: 13467 Columbia Shuttle Street, Houston, Texas 77059, Attention: Corporate Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2025 Annual Meeting of Stockholders. We must receive this type of proposal in writing on or after February 6, 2025, but no later than March 8, 2025 .
As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed amendment to these Bylaws), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such Stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2025 Annual Meeting of Stockholders, we must receive your written nomination on or after February 6, 2025, but no later than March 8, 2025, provided, however, per our Bylaws, if the 2025 Annual Meeting is held prior to May 7, 2025 or after August 5, 2025 your written nomination must be received not later than the later of (i) the 90th day prior to the 2025 Annual Meeting and (ii) the 10th day following the day on which public disclosure of the date of such meeting was first made. A written nomination that does not conform to the requirements above will be considered untimely. You should send your proposal to: Intuitive Machines: 13467 Columbia Shuttle Street, Houston, Texas 77059, Attention: Corporate Secretary.
Under Rule 14a-19 of the Exchange Act, if you intend to engage in a director election contest with respect to 2025 Annual Meeting, you must give us notice of your intent to solicit proxies by providing the names of your nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is April 7, 2025. However, if the 2025 Annual Meeting has changed more than 30 calendar days from the one-year anniversary of the 2024 Annual Meeting, your notice must be received not later than the later of (i) the 60th day prior to the 2025 Annual Meeting and (ii) the 10th day following the day on which public disclosure of the date of such meeting was first made. As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include:(A) all information with respect to such candidate for nomination that would be required to be set forth in a Stockholder’s notice set forth in the question above, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies

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Questions and Answers
for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a Director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a Director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement.
Householding of Annual Disclosure documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Internet Availability Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Internet Availability Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you do not wish to participate in householding and would like to receive your own Internet Availability Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Internet Availability Notice or, if applicable, set of proxy materials, follow these instructions:
If your shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.
Other Business
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.
Availability of Proxy Materials and Annual Report
The Proxy Statement and our 2023 Annual Report are available on our website at https://investors.intuitivemachines.com/ under the caption "Corporate Governance."

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	33

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48880-P12584

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTUITIVE MACHINES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of two Class I Directors for the three year term expiring at the Company's 2027 Annual Meeting.

Nominees:	**For**	**Against**	**Abstain**
1a. William J. Liquori	☐	☐	☐
1b. Robert L. Masson	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	34

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

V48881-P12584

INTUITIVE MACHINES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2024, 9:00 AM CT.

The stockholder(s) hereby appoint(s) Stephen Altemus and Anna Jones, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Intuitive Machines, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LUNR2024 at 9:00 a.m., Central Time on Thursday, June 6, 2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

INTUITIVE MACHINES, INC | 2024 PROXY STATEMENT	35